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                                                                     Exhibit 4.1


                                              Countersigned:
                                              By:
                                                 -----------------------------

Number                                                                    Shares

                 Organized Under the Laws of the State of Texas

                          MATADOR PETROLEUM CORPORATION

                                  Common Stock

                         Authorized Shares  100,000,000      Par Value $.10


This Certifies that _____________________________________________________ is the
registered holder of ____________________________________________________ Shares

             of the fully paid and non-assessable Capital Stock of
                         Matador Petroleum Corporation

            transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

            In Witness Whereof, the said Corporation has caused this
          Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
                  this ____ day of ____________ A. D. ________


-----------------------------                       ----------------------------
          President              (Corporate Seal)             Secretary

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CERTIFICATE FOR SHARES OF THE ____________________ ISSUED TO ___________________
DATED _______________

THE ARTICLES OF INCORPORATION OF THE CORPORATION, WHICH ARE ON FILE IN THE OFFICE OF THE TEXAS SECRETARY OF STATE, PROVIDE THAT (I) THE PREEMPTIVE RIGHT OF EACH SHAREHOLDER OF THE CORPORATION TO ACQUIRE ADDITIONAL, UNISSUED, OR TREASURY SHARES OR OTHER SECURITIES OF THE CORPORATION IS EXPRESSLY DENIED AND (II) THE CUMULATION OF VOTES IN THE ELECTION OF DIRECTORS OF THE CORPORATION IS EXPRESSLY PROHIBITED. THE CORPORATION WILL FURNISH A COPY OF SUCH ARTICLES TO THE RECORD HOLDER HEREOF WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN MATADOR PETROLEUM CORPORATION AND A.
G. EDWARDS & SONS, INC. DATED AS OF MAY 17, 2001 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MATADOR PETROLEUM CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, THE RIGHTS DESCRIBED THEREIN WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. MATADOR PETROLEUM CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER OF THE RIGHTS, OR THE EXERCISE BY SUCH HOLDER OF THE RIGHTS IN SUCH JURISDICTION, SHALL NOT HAVE BEEN OBTAINED OR OBTAINABLE.

For Value Received, ______ hereby sell, assign and transfer unto
_______________________ Shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ______________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________
          In presence of          _______________________.

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.